EXHIBIT I



                                 JOINT FILING AGREEMENT
                                 ----------------------




     Each of the undersigned hereby agrees that the Schedule
 13G filed herewith is filed jointly, pursuant to Rule 13d-1(b)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


          Dated:    February 12, 2015

          AXA Financial, Inc.



          BY: /s/ Allen Zabusky
             -----------------------------------------
             Anthony Bruccoleri
             Lead Director


   AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie
 Mutuelle; as a  group, and AXA

          Signed on behalf of each of the above entities



          BY: /s/ Anthony Bruccoleri
             -----------------------------------------
             Anthony Bruccoleri
             Attorney-in-Fact
             (Executed pursuant to Powers of Attorney)